SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 19, 2003

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events

On August 19, 2003, ONEOK, Inc., announced that its Kansas Gas Service Company division has negotiated a $45 million stipulated settlement agreement with the staff of the Kansas Corporation Commission, Citizens’ Utility Ratepayer Board and all intervenors in the rate case.

Upon a Commission order, new residential and commercial rates will go into effect. It is estimated that the average residential customer will see their bills increase about $5 a month. This increase is reflected in monthly service and volumetric delivery charges and does not affect the cost of gas. KGS does not make a profit on the gas sold to customers. As part of the settlement, KGS has agreed not to return for a rate increase before May 15, 2006.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

99.1	Press release issued by ONEOK, Inc. dated August 19, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: August 19, 2003	By:	/s/ Jim Kneale
Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)